UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2005

UGS Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123664	75-2728894
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5800 Granite Parkway, Suite 600, Plano, Texas		75024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	972-987-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 4, 2005, the Board of Directors of UGS Corp. (the "Company") adopted a compensation package for outside directors, other than directors who serve as representatives of the Company's sponsor companies. The directors, who were elected on October 4, 2005, as described in the Item below, are currently the only directors eligible for this compensation package. The following is a description of the compensation elements:

Cash Compensation
• All Outside Directors Base Compensation: $35,000 per year, payable quarterly, subject to any applicable local, state or federal withholdings.
• Audit Committee Chairman: $20,000 per year, payable quarterly, subject to any applicable local, state or federal withholdings. This amount is in addition to the Base Compensation.
• All Other Committee Chairmen: $10,000 per year for each committee, payable quarterly, subject to any applicable local, state or federal withholdings. This amount is in addition to the Base Compensation.
• Audit Committee Members (other than Chairmen): $10,000 per year, payable quarterly, subject to any applicable local, state or federal withholdings. This amount is in addition to the Base Compensation.
• All Other Committee Members (other than Chairmen): $5,000 per year for each committee, payable quarterly, subject to any applicable local, state or federal withholdings. This amount is in addition to the Base Compensation.
• Partial Years: Directors who are elected other than at the beginning of a calendar year shall be entitled to a pro-rata portion of the applicable cash compensation calculated based on the number months remaining in the year.

Stock Based Compensation
• Initial Grant upon Election: Option grant of 50,000 shares with a strike price equal to the market value on the date of grant subject to the standard terms and conditions of employee option grants, including vesting provisions.
• Annual Grant: Option grant of 25,000 shares with a strike price equal to the market value on the date of grant subject to the standard terms and conditions of employee option grants, including vesting provisions. Grant will be made on the anniversary date of the Outside Director’s election to the board of directors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02 (b)

The following directors resigned from the Company's board of directors effective October 4, 2005: Kenneth Y. Hao, William H. Janeway and Ian Loring.

Item 5.02(d)

On October 4, 2005, the following persons were elected to serve on the Company's board of directors: L. Dale Crandall, Admiral Paul David Miller and David Peterschmidt. Admiral Miller has been appointed to the Nominating and Governance Committee of the board and Mr. Peterschmidt to the Compensation Committee. Effective December 1, 2005, Mr. Crandall will become the chairman of the Audit Committee. None of the newly elected directors were named pursuant to any arrangement or understanding with any person. At this time the Company is not aware of any disclosure that may be required under Item 404(a) of Regulation S-K with respect to Messrs. Crandall, Miller or Peterschmidt.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGS Corp.

October 11, 2005	By:	/s/ Douglas E. Barnett

Name: Douglas E. Barnett
Title: Senior Vice President and Chief Financial Officer